SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2004

FISHER SCIENTIFIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10920	02-0451017
(Commission File No.)	(IRS Employer Identification No.)

One Liberty Lane, Hampton, New Hampshire	03842
(Address of principal executive offices)	(Zip Code)

(603) 926-5911
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.

On March 17, 2004, Fisher Scientific International Inc. (“Fisher”) and Apogent Technologies Inc. (“Apogent”) announced that the Boards of Directors of both companies have unanimously approved a definitive Agreement and Plan of Merger to combine the two companies (the “Merger Agreement”). Under the terms of the Merger Agreement, Apogent shareholders will receive tax-free .56 shares of Fisher common stock for each share of Apogent common stock they own. Upon completion of the transaction, Fisher’s stockholders would own approximately 57 percent of the combined company, and Apogent’s shareholders would own approximately 43 percent. The companies anticipate that the transaction will be completed in the third quarter of the 2004 calendar year.

The foregoing summary of the Merger Agreement is subject to, and qualified in its entirety by, the Merger Agreement attached to this Form 8-K as Exhibit 2.1 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENT AND EXHIBITS.

(c)	Exhibits.

	Exhibit 2.1	Agreement and Plan of Merger by and among Fisher Scientific International Inc., Fox Merger Corporation and Apogent Technologies Inc., dated as of March 17, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fisher Scientific International Inc.
Date: March 17, 2004	By:	/s/ Todd M. DuChene
		Name:	Todd M. DuChene
		Title:	Vice President, General Counsel and Secretary

Exhibit List

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger by and among Fisher Scientific International Inc., Fox Merger Corporation and Apogent Technologies Inc., dated as of March 17, 2004